Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements No. 33-64460 and No. 333-39331 of ATS Money Systems, Inc. on Forms S-8 of our report dated March 25, 1999, appearing in this Annual Report on Form 10-KSB of ATS Money Systems, Inc. for the year ended December 31, 1998.





Deloitte & Touche LLP
Parsippany, New Jersey
March 30, 1999